UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SMART & FINAL INC.

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SMART & FINAL INC.

600 Citadel Drive

Commerce, California 90040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2004

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Smart & Final Inc. will be held at our corporate headquarters, 600 Citadel Drive, Commerce, California 90040, on Wednesday, May 19, 2004, at 10:00 a.m., local time, for the purpose of considering and voting upon:

1.    the election of four directors to serve on our Board of Directors until the 2007 annual meeting and until their successors have been elected and qualified. However, if proposal 2 below is approved then our entire Board of Directors will stand for election at the 2005 annual meeting;

2.    the approval of our amended and restated Certificate of Incorporation and amended and restated Bylaws which provide for the declassification of our Board of Directors; and

3.    the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of our common stock, as of the close of business on March 25, 2004, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

WE REQUEST THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, SO THAT AS MANY SHARES OF OUR COMMON STOCK AS POSSIBLE WILL BE REPRESENTED AT THE ANNUAL MEETING.

DONALD G. ALVARADO

Secretary

Commerce, California

April 16, 2004

SMART & FINAL INC.

600 Citadel Drive

Commerce, California 90040

PROXY STATEMENT

GENERAL

We are providing these proxy materials in connection with the solicitation of proxies by our Board of Directors, or Board, to be voted at our 2004 annual meeting of stockholders. You are cordially invited to attend the annual meeting, which will be held on Wednesday, May 19, 2004, at 10:00 a.m., local time. The annual meeting will take place at our corporate headquarters, which are located at 600 Citadel Drive, Commerce, California 90040. The approximate mailing date of this proxy statement, notice and the accompanying proxy is April 16, 2004. (Throughout this proxy statement, we refer to Smart & Final Inc. and its subsidiaries collectively as “we”, “our” and “us”.)

Proxy Information

We will vote the shares represented by a properly signed proxy that we receive before or at the annual meeting in accordance with the specifications made on the proxy. Proxies that we receive with no specification will be voted, as recommended by our Board, to: (i) elect the four nominees for director named in this proxy statement; and (ii) approve the amended and restated Certificate of Incorporation and amended and restated Bylaws as described herein.

You may revoke your proxy at any time before it is voted at the annual meeting. You may revoke your proxy by giving written notice of such revocation to the Secretary at our corporate headquarters, which are located at 600 Citadel Drive, Commerce, California 90040. You may also give notice by filing a properly executed proxy bearing a later date or by voting in person at the annual meeting.

Under the rules of the New York Stock Exchange, Inc., or NYSE, if you hold your shares through a bank or broker, your broker is permitted to vote your shares on the election of the directors even when your broker does not receive instructions from you.

Record Date and Voting

If you are a stockholder of record at the close of business on March 25, 2004, you are entitled to one vote, for each share of our common stock you hold, on each matter submitted to a vote of stockholders. As of March 25, 2004, there were 30,070,271 shares of our common stock, par value $0.01 per share, outstanding.

Holders of a majority of the voting interest of our common stock, present in person or by proxy, will constitute a quorum for the holding of the annual meeting for the election of directors. The inspectors of election we appoint will tabulate the votes cast in person or by proxy at the annual meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

You may either vote for or withhold your vote for each of the directors identified below. The four director nominees receiving the greatest number of votes will be elected to our Board. If you mark your vote withheld or you do not vote in the election (including abstentions and broker non-votes), this will have no impact on the election of directors, because these votes will not be included in the total number of votes present at the annual meeting.

On the proposal to declassify our Board, votes may be cast for or against, or may be withheld from voting on this proposal. The affirmative vote of a majority of all outstanding shares of our common stock entitled to vote at the 2004 annual meeting will be required for approval of the proposal to declassify our Board. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a negative vote on this proposal.

CORPORATE GOVERNANCE

Governance Guidelines

We have in place long-standing policies and practices of good corporate governance. Over the past several months, we have reviewed, revised and formalized these policies and practices. Our Board has adopted Guidelines for Corporate Governance that outline the responsibilities of the Board, as well as qualifications for directors to serve on the Board. We have a Code of Ethics that was recently amended to ensure compliance with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. Our Code of Ethics applies to our chief executive officer, our chief financial officer and our chief accounting officer, as well as to other employees of our company, and complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of conduct applicable to such officers. Our Board has reviewed and will continue to evaluate its role and responsibilities with respect to the new legislative and other governance requirements of the New York Stock Exchange. All of our corporate governance materials, including our Code of Ethics, our Guidelines for Corporate Governance and all of our committee charters will be available for public viewing, no later than May 19, 2004, on our Internet web site at http://www.smartandfinal.com, Investor Information, under the “Governance” tab. In addition, interested persons can obtain a copy of any of these materials by writing to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

Director Independence and Controlled Company Exemption

Our Board is currently composed of 10 directors, three of whom are independent within the meaning of the New York Stock Exchange listing standards. Our Chief Executive Officer (who is the Chairman of our Board) and our President are the only members of management serving as directors. For purposes of determining independence, we have adopted the following standards for director independence in compliance with the listing standards of the New York Stock Exchange:

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

•	A director who is an employee, or whose immediate family member is an executive officer of Smart & Final or any of our subsidiaries is not “independent” until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms or deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, Ernst & Young LLP, our present external auditor, Arthur Andersen, our former external auditor, or a present or former internal auditor of Smart & Final or any of our subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship;

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

•	A director who is an employee or representative of a significant supplier of any Smart & Final business unit or legal entity is not “independent” unless Smart & Final entered into its relationship with the supplier as a result of competitive purchasing practices.

The Board determined that Messrs. Crull, McLaughlin and Plaskett meet the aforementioned independence standards. Messrs. Bouchut, Couvreux, Hernu and Ornstein do not meet the aforementioned independence standards because Messrs. Bouchut, Couvreux and Hernu are employees of Casino Guichard-Perrachon, S.A., a publicly traded French joint stock limited liability company, which together with its affiliates owns 58.5% of our common stock. Casino Guichard-Perrachon, S.A. and its affiliates are referred to throughout this proxy statement collectively as Groupe Casino. Mr. Ornstein is employed by Euris, S.A., which owns a controlling interest in Groupe Casino. Mr. Gold does not meet the independence standard because he is a managing director of Lazard Frères & Co., LLC and its offices in France from time to time handle business for Groupe Casino. For a further discussion of Groupe Casino and its relationship to us, please see “Compensation Committee Interlocks and Insider Participation—Relationship between Smart & Final Inc. and Casino USA” below. Messrs. Roeder and Snollaerts also do not meet the aforementioned independence standard because they are currently our Chief Executive Officer and President/Chief Operating Officer, respectively.

Section 303A.00 of the New York Stock Exchange listing standards, to which we are subject, defines a “Controlled Company” as a company of which more than 50% of the voting power is held by an individual, a group or another company. We are a Controlled Company because 58.5% of our common stock is owned by Groupe Casino. As a Controlled Company, we are exempt from the New York Stock Exchange requirement that we have a majority of independent directors, and from the requirements that our Corporate Governance Committee and Compensation Committee be composed entirely of independent directors. Pursuant to such exemption, our Board does not consist of a majority of independent directors, and our Corporate Governance Committee and Compensation Committee are not composed solely of independent directors. For a further discussion of the composition of our Corporate Governance Committee and our Compensation Committee, please see “Corporate Governance—Committees of the Board and Attendance at Meetings” below.

Committees of the Board and Attendance at Meetings

We have established three standing committees of our Board, an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Each of these committees is responsible to the full Board and the activities of each committee are therefore generally subject to the approval of the Board.

Audit Committee

The Audit Committee is comprised of Messrs. Plaskett (as Chairman), Crull and McLaughlin. The Audit Committee adopted a written charter in April 2001, which was revised and approved by our Board in February 2003 and attached to our 2003 proxy statement as an appendix. The Charter of the Audit Committee complies with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. The Charter will be reviewed and reassessed regularly to ensure continued compliance with these requirements. For information on how to view or obtain a copy of our Audit Committee’s charter, see “Corporate Governance—Governance Guidelines” above.

During fiscal 2003, our Board re-examined the Audit Committee’s composition and confirmed that all members of the Audit Committee are “independent” within the meaning of the NYSE’s listing standards.

During fiscal 2003, there were four regular meetings and four telephonic meetings of the Audit Committee. Our Board has determined that the chair of our Audit Committee, Mr. Plaskett, meets the Securities and Exchange Commission’s definition of an audit committee financial expert.

The functions of the Audit Committee include, among other things:

•	Oversight of our financial reporting process, compliance with legal and regulatory requirements, and the independence and performance of internal and external auditors;

•	Review of the audited financial statements with management and the independent auditors;

•	Appointment of independent auditors;

•	Review with the independent auditors of the scope and the planning of the annual audit;

•	Review of findings and recommendations of the independent auditors and management’s response to the recommendations of the independent auditors; and

•	Preparation of the Audit Committee Report included in this proxy statement.

Compensation Committee

The Compensation Committee is comprised of Messrs. Crull (as Chairman), Gold, McLaughlin and Plaskett. Mr. Snollaerts was a member of the Compensation Committee from the beginning of fiscal 2003 until September 2003 when he resigned after being appointed our President and Chief Operating Officer. The Compensation Committee operates under a written charter adopted by our Board. The Charter of the Compensation Committee complies with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. The Charter will be reviewed and reassessed regularly to ensure continued compliance with these requirements. For information on how to view or obtain a copy of our Compensation Committee’s charter, see “Corporate Governance—Governance Guidelines” above.

Because we are a Controlled Company, our Compensation Committee is not subject to the independence requirements set forth in the listing standards of the New York Stock Exchange. For a further discussion regarding the independence standards to which we are subject, see “Corporate Governance—Director Independence and Controlled Company Exemption” above.

During fiscal 2003, there were four regular meetings of the Compensation Committee and two telephonic meetings.

The functions of the Compensation Committee include, among other things:

•	Approving salary practices and base salary amounts for our executive personnel;

•	Approving the structure of and determining awards under our annual incentive bonus plan for our executive officers, and under our Long-Term Equity Compensation Plan; and

•	Approving the strategy and structure of our other employee plans and benefits, and making recommendations to our Board with respect to base salary and incentive compensation of our Chief Executive Officer.

Corporate Governance Committee

The Corporate Governance Committee is comprised of Messrs. Roeder (as Chairman), Couvreux, Plaskett and Snollaerts. The Corporate Governance Committee operates under a written Charter adopted by our Board.

The Charter of the Corporate Governance Committee complies with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. The Charter will be reviewed and reassessed regularly to ensure continued compliance with these requirements. For information on how to view or obtain a copy of our Corporate Governance Committee’s charter, see “Corporate Governance—Governance Guidelines” above.

Because we are a Controlled Company, our Corporate Governance Committee is not subject to the independence requirements set forth in the listing standards of the New York Stock Exchange. For a further discussion regarding the Independence Standards to which we are subject, see “Corporate Governance—Director Independence and Controlled Company Exemption” above.

During fiscal 2003, the Corporate Governance Committee had four regular meetings and two telephonic meetings.

The functions of the Corporate Governance Committee include, among other things:

•	Seeking-out, evaluating and recommending to our Board qualified candidates for nomination as directors on our Board;

•	Considering other matters pertaining to the size and composition of our Board and its committees;

•	Giving appropriate consideration to qualified individuals recommended by stockholders for nomination as directors, provided that such recommendations are accompanied by information sufficient to enable the Corporate Governance Committee to evaluate the qualifications of such individuals;

•	Responsibility for developing and recommending to our Board the corporate governance principles under which we operate; and

•	Making awards under our Non-Employee Director Stock Plan to members of the Board.

In considering individuals for nomination as directors, the Corporate Governance Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. For 2004, the Committee screened the candidates, conducted reference checks, prepared a biography for each candidate for the Committee to review and conducted interviews of potential nominees for election as directors to our Board, in each case as the Committee deemed appropriate. The Committee selected the four nominees that best suit our needs. Information on each of these nominees appears below, see “Election of Directors—Nominees”.

In evaluating potential candidates, the Corporate Governance Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Committee has not established any specific minimum qualifications for director nominees, the Committee believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of the Company.

Any shareholder may make recommendations to the Corporate Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040. Such recommendations should be received no later than 60 days before the anniversary of last year’s annual meeting, nor no earlier than 90 days before the anniversary of last year’s annual meeting. In accordance with Article III, Section 2 of our Bylaws (see Appendix B attached hereto) certain criteria regarding the candidate for membership on the Board must be included. The Corporate Governance Committee will evaluate candidates recommended by shareholders on the same basis as they evaluate other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and the Company;

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company; and

•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets all of the above criteria will not obligate the Corporate Governance Committee to recommend the candidate to the Board, and will not obligate the Board to nominate or recommend the candidate for director in our proxy materials.

Special Committee

A special committee of the Board, which was appointed in June 2002 and is comprised of Messrs. Plaskett (as Chairman), Gold and McLaughlin, continued to explore management succession planning issues including the succession to the position of Chief Executive Officer. During fiscal 2003, the special committee held six regular meetings and seven telephonic meetings.

Board Attendance

During fiscal 2003, our Board held eight regular meetings and two telephonic meetings. Each director with the exception of Messrs. Bouchut and Guichard attended more than 75% of the aggregate of (a) the total number of Board meetings and (b) the total number of committee meetings held by all committees of the Board on which he served. We encourage our directors to attend the annual meeting. At the 2003 annual meeting, six of our 10 directors attended.

Communications with the Board of Directors

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of, Corporate Secretary, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040.

ELECTION OF DIRECTORS

Nominees

Four directors will be elected to our Board at the 2004 annual meeting. If the stockholders vote in favor of declassifying our Board, then once elected, these directors will hold office until our 2005 annual meeting and until their successors are elected and qualified. Our Board is currently divided into three classes serving staggered terms normally of three years each. The term of office of one class of directors expires each year. If the proposal to declassify our Board is approved by the stockholders, then at each annual meeting, commencing at the 2005 annual meeting, each director would be elected for a one year term, expiring at the next year’s annual meeting. At our 2004 annual meeting, four of our directors whose terms expire this year, Messrs. Bouchut, McLaughlin, Plaskett and Snollaerts, have been nominated for re-election. If the proposal to declassify the Board is approved by our stockholders at this meeting, then their terms will expire in 2005. If, however, the stockholders do not approve the proposal to declassify our Board of Directors, then the four directors nominated for re-election this year will serve a three year term, expiring at our annual meeting in 2007. Unless properly instructed otherwise, the proxy holders intend to vote for the election of those nominees. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by our present Board.

For purposes of reference below, as of March 25, 2004 Casino USA, Inc., or Casino USA, owned 55.5% of our outstanding common stock. Casino Guichard-Perrachon, S.A., a publicly traded French joint stock limited liability company, is the principal stockholder of Casino USA. Casino Guichard-Perrachon, S.A., and its affiliates, or Groupe Casino is currently engaged in retail grocery, restaurant, food production and other businesses in parts of Europe, South America and Asia and, through its ownership interest in us, the United States. Groupe Casino currently owns 58.5% of our outstanding common stock. (For additional security ownership information, see “Security Ownership of Certain Beneficial Owners and Management” below.)

The following table sets forth, as of April 16, 2004, information concerning each person nominated for election as a director:

Name	Age	Director Since	Year Term Would Expire*
Pierre B. Bouchut	48	1994	2007
David J. McLaughlin	68	1990	2007
Thomas G. Plaskett	60	1994	2007
Etienne Snollaerts	48	1998	2007

*	If the proposal to declassify our Board is approved by the stockholders at the annual meeting, then each of the directors named above will serve a one year term ending at the 2005 annual meeting.

Pierre B. Bouchut.    Mr. Bouchut has served as a director on our Board since December 1994. In September 2003, Mr. Bouchut was appointed the Chief Executive Officer of Groupe Casino. From 1997 until his appointment as Chief Executive Officer, Mr. Bouchut served as Groupe Casino’s Managing Director. From 1993 to 1997, he served as the Chief Financial Officer for Groupe Casino. Mr. Bouchut was an associate at McKinsey & Company Inc., a management consulting firm, from 1988 to 1990.

David J. McLaughlin.    Mr. McLaughlin has served as a director on our Board since 1990. Currently, Mr. McLaughlin serves on our Audit and Compensation Committees. Mr. McLaughlin has been a director of Scientific Atlanta, Inc., a communications and instrumentation products company, since 1987, and of Troy Biosciences Incorporated since 1994. From 2000 to 2001, Mr. McLaughlin served as the Vice Chairman of Troy Biosciences Incorporated. He also served as President and Chief Executive Officer of Troy Biosciences Incorporated from 1996 to 1999. Mr. McLaughlin has been the President and Chief Executive Officer of Pentacle Press LLC, a publishing company, since January 2000.

Thomas G. Plaskett.    Mr. Plaskett has served as a director on our Board since April 1994. Currently, Mr. Plaskett serves as our Audit Committee Chairman. He is also a member of our Compensation and Corporate Governance Committees. Mr. Plaskett has been the Managing Chairman of Fox Run Capital Associates, a private financial advisory and venture capital services firm, since November 1991. Mr. Plaskett served as Chairman of the Board of Greyhound Lines, Inc., a transportation company, from February 1993 to March 1999. He was formerly the Vice-Chairman and Executive Vice President of Legend Airlines, a privately held airline, from August 1996 to February 2001, which in December 2000 filed a petition for insolvency under Federal bankruptcy laws. From 1988 to September 1991, Mr. Plaskett served as Chairman and Chief Executive Officer of Pan Am Corporation, a commercial airline. From 1986 to 1987, he was the President and Chief Executive Officer of Continental Airlines. From 1974 to 1986, he held various positions with American Airlines, Inc. and AMR Corporation, including Chief Financial Officer, Senior Vice President of Finance and Senior Vice President of Marketing. Mr. Plaskett is currently the presiding director of RadioShack Corporation, a retail consumer electronics company. He is also the presiding director of Novell Corporation, a computer software and consulting services company, and a director of Alcon, Inc., a pharmaceutical and medical equipment and supplies company specializing in opthamological products, where he serves as the Chairman of the Audit Committee and Finance Committee.

Etienne Snollaerts.    Mr. Snollaerts has served as a director on our Board since 1998. Currently, Mr. Snollaerts serves on our Corporate Governance Committee. From May 2001 until September 2003, he also served on our Compensation Committee. In September 2003, Mr. Snollaerts was named our President and Chief Operating Officer. On or about May 19, 2004, he will succeed Ross Roeder as our Chief Executive Officer. Prior to joining our executive team, he was the Deputy General Manager and Director of the supply chain within Groupe Casino and was responsible for supervising Groupe Casino’s investment in us. From 1998 to 2000, Mr. Snollaerts was in charge of the international activities of Groupe Casino, which included operations in ten countries. He has been associated with Groupe Casino since 1985 and served as Director of Purchasing and Logistics and as Director of Retail Distributions, Store Operations and Information Systems. (For a further discussion of Mr. Snollaerts’ employment agreement, see “Executive Compensation—Snollaerts Employment Agreement” below.)

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE TO SERVE FOR THE TERM ELECTED.

Directors Continuing in Office

The following table sets forth, as of April 16, 2004, information concerning our directors continuing in office:

Name	Age	Director Since	Year Term Will Expire*
Christian P. Couvreux	53	1997	2006
Timm F. Crull	72	1994	2005
James S. Gold	52	1994	2006
Antoine Guichard**	77	1986	2006
Jean-Brice Hernu**	50	2004	2006
Joël-André Ornstein	48	1999	2005
Ross E. Roeder	66	1984	2005

*	If the proposal to declassify our Board is approved by the stockholders at the annual meeting, then the term for each of the directors named above will expire at the 2005 annual meeting.

**	Mr. Guichard resigned from the Board in September 2003. Mr. Hernu was appointed by the Board in February 2004 to fulfill the remainder of Mr. Guichard’s term.

Christian P. Couvreux.    Mr. Couvreux has served as a director on our Board since September 1997 and currently serves on our Corporate Governance Committee. In September 2003, Mr. Couvreux was appointed the Vice-Chairman of the Board of Directors for Groupe Casino. From May 1997 until his appointment as Vice-Chairman of the Board of Directors, Mr. Couvreux was Chairman of the Management Board and Chief Executive Officer of Groupe Casino. Mr. Couvreux is also a director of Casino USA. Mr. Couvreux was previously Deputy General Manager of Groupe Casino where he was responsible for purchasing, logistics and marketing. Mr. Couvreux has been associated with Groupe Casino since 1990 when Groupe Casino purchased La Ruche Méridionale, a French international trading company. Mr. Couvreux previously held several positions at La Ruche Méridionale, including that of Chief Executive Officer.

Timm F. Crull.    Mr. Crull has served as a director on our Board since December 1994. Currently, Mr. Crull serves on our Audit Committee and is Chairman of our Compensation Committee. Mr. Crull was Chairman of the Board and Chief Executive Officer of Nestlé USA, Inc., a food and related products company, from 1991 until his retirement in 1994. Mr. Crull also held the position of Chairman of the Board and President of Carnation Company, a food and related products company, from 1983 to the beginning of 1990.

James S. Gold.    Mr. Gold has served as a director on our Board since April 1994. He currently serves on our Compensation Committee. Mr. Gold was a General Partner of Lazard Frères & Co. LLC, an investment banking firm, from 1985 until May 1995, when he became a Managing Director. Mr. Gold has been associated with Lazard Frères & Co. LLC since 1977.

Antoine Guichard.    From 1986 until his resignation in September of 2003, Mr. Guichard was a director on our Board. At the time of his resignation, he was designated as a director emeritus, in recognition of his service to our Board. He served on our Corporate Governance Committee until September 2002. Mr. Guichard also served as Chairman of our Executive Committee from 1990 until 1998. From 1966 to 1998, he was the Gerant, or Managing Partner, of Groupe Casino. In 1998, Mr. Guichard served as Chairman of Groupe Casino’s Supervisory Board until September 2003, when he was elected Honorary Chairman and member of Groupe Casino’s new Board of Directors. From 1980 until September 2003, he also served as a director of Casino USA.

Jean-Brice Hernu.    Mr. Hernu was appointed by the Board in February 2004 to fulfill the remaining term of Mr. Guichard who resigned from the Board in September 2003. Since September 2003, Mr. Hernu has been on the executive board of Groupe Casino and the Executive Vice President for Groupe Casino’s European supermarket and cafeteria business units. From 1998 to 2003, he was a vice president of Groupe Casino and part of the Executive Committee with responsibility for its supermarkets, hard discounts stores, neighborhood stores and e-business program. In 2002, he was appointed to the supervisory board of Laurus NV (located in the Netherlands) in which Groupe Casino holds an interest. His term on the supervisory board of Laurus NV continues until May 2007. In 2002 and 2003, he was also responsible for the divestiture of Laurus NV’s subsidiaries in Spain and Belgium. Since 2000, Mr. Hernu has also served as the Chief Executive Officer of Go-Sport (a subsidiary of Rallye); his term is scheduled to expire in 2006. From 1988 to 1997, he served in various positions, including Chief Executive Officer and Chief Financial Officer, of various subsidiaries of Auchan-Docks de France, a multi-national group that operates supermarkets and hypermarkets throughout the world.

Joël-André Ornstein.    Mr. Ornstein has served as a director on our Board since May 1999. Since 1989, Mr. Ornstein has been Senior Adviser to the Chairman and Chief Executive Officer of Euris, S.A., or Euris, a Paris-based investment holding company controlled by Mr. Jean-Charles Naouri. Mr. Naouri is a French citizen whose principal business is making corporate investments and who owns through holding entities, a controlling interest in Groupe Casino, who in turn owns a controlling interest in us. Mr. Ornstein is also Chairman and Chief Executive Officer of Euristates, Inc., the U.S. based subsidiary of Euris. He is also a director of Euris and Euristates, Inc.

Ross E. Roeder.    Mr. Roeder has served as a director on our Board since 1984. Mr. Roeder became our Chairman, President and Chief Executive Officer in January 1999, will continue to serve as our Chief Executive Officer until approximately May 19, 2004 and as our Chairman for one year thereafter, or until approximately May 19, 2005. Prior to his appointment as Chairman and Chief Executive Officer, Mr. Roeder was Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Roeder became Chairman of our Corporate Governance Committee in early 1999 and is a member of the boards of directors of our principal subsidiaries. Until 1998, Mr. Roeder was Chairman of Morgan-Kaufman Publishers, Inc., a publisher of computer science text and reference books, where he was also a director from 1986 to 1998. Mr. Roeder has served as a director of Chico’s FAS, Inc., a retail women’s stores company, since 1997. He is on Chico’s FAS, Inc.’s corporate governance committee, compensation and benefits committee and is the chairman of their audit committee. From 1995 to 2002, Mr. Roeder served as a director of Gulf West Banks, Inc. in St. Petersburg, Florida. In 2002, Gulf West Banks, Inc. was acquired by The South Financial Group. Mr. Roeder is currently serving as a director of Mercantile Bank, a subsidiary of The South Financial Group. Mr. Roeder’s employment agreement provides that he may terminate his employment with us for good reason, which includes the failure of Mr. Roeder to be elected to our Board during his employment term. (For a further discussion of Mr. Roeder’s employment agreement, see “Executive Compensation—Roeder Employment Agreement” below.)

Compensation of Directors

During fiscal 2003, all of our non-employee directors, except Antoine Guichard, served for an entire fiscal year. As indicated previously, Mr. Guichard resigned from the Board in September 2003 and in February 2004, the Board appointed Mr. Hernu to fulfill his position. Both cash payments and shares of our common stock were used to compensate each non-employee director. For the cash component of their compensation, our non-employee directors were paid an annual fee of $15,000. This annual fee is paid in quarterly installments in advance at the beginning of each calendar quarter. Our non-employee directors also received $1,000 in cash for each Board meeting and each committee meeting attended in person and $500 in cash for each meeting attended by telephone. We also reimburse our directors for the expenses they incur in attending meetings in person. Our director(s) that are also our employees are not compensated for their service as members of our Board or any committee of the Board.

In addition to the cash payments described above, on May 1 of each year our non-employee directors receive an automatic award of shares under our Non-Employee Director Stock Plan, as amended and restated. This award of our common stock is valued at approximately $15,000 on the date of the award, as required by the Non-Employee Director Stock Plan. Each non-employee director who is serving as a director on the award date receives these shares. For purposes of the Non-Employee Director Stock Plan, an eligible non-employee director is one who is a member of our Board, who is not and has not been our employee and who is paid an annual cash retainer fee for service as a director. For the May 1, 2003 grant, Messrs. Bouchut, Couvreux, Crull, Gold, Guichard, McLaughlin, Ornstein, Plaskett and Snollaerts were all eligible non-employee directors under the Non-Employee Director Stock Plan. Each of these individuals received 3,401 shares of common stock. Each share award is comprised of that number of shares equal to the quotient of $15,000 divided by the fair market value of a share on the award date as defined in the plan. Cash is paid in lieu of fractional shares. Our non-employee directors must hold any shares awarded for at least six months after the award date. In February 2003, each of our non-employee directors also received a grant of 8,000 options; then in May 2003, each of our non-employee directors received a grant of 4,000 options.

In February 2004, the Board, at the recommendation of the Corporate Governance Committee, approved changes to our directors’ compensation, effective February 17, 2004. These changes include annual cash compensation to each director of $20,000 and cash compensation of $1,500 for all meetings, regardless of whether the meeting is held telephonically or in person. The chair of the Audit Committee will also receive an additional $10,000 per year and the chairs of the Corporate Governance and Compensation Committees will each receive an additional $5,000 per year. The Board also decided that any future equity compensation to the Board (including the automatic grant of shares to directors under our Non-Employee Director Stock Plan) would be limited to our directors that are not employed by Groupe Casino or one of its affiliates. Under the Board’s new decision regarding equity compensation, only Messrs. Crull, Gold, McLaughlin and Plaskett are eligible to receive equity compensation for their service as a director. Commencing on May 1, 2004, the annual automatic award of shares under our Non-Employee Director Stock Plan will be comprised of that number of shares equal to the quotient of $20,000 divided by the fair market value of a share on the award date as defined in the plan. Cash will be paid in lieu of fractional shares. At the recommendation of the Corporate Governance Committee and pursuant to the terms of the Non-Employee Director Stock Plan, the Board approved an amendment to such plan which reflects the changes regarding awarding equity compensation to our directors. In February 2004, the Board decided that a discretionary grant of 4,000 stock options would be awarded in May 2004 under the Non-Employee Director Stock Plan to our four non-employee directors that are not employed by either Groupe Casino or one of its affiliates.

At the July 2002 annual meeting, our stockholders approved an amended and restated Non-Employee Director Stock Plan, which provides that the number of shares available under the plan will increase each year by the number of shares from the plan that have been exercised and/or vested. 23,377 shares of restricted stock vested under the plan in fiscal 2003, thus the number of shares available for grant under the Non-Employee Director Stock Plan is 131,877.

Our Stock Incentive Plan, as amended, expired in June 2001 as to new grants. Our Board had a policy in place that any elected or appointed non-employee director serving prior to 1998 received an automatic grant of options to purchase 22,500 shares of our common stock under such plan, as of the date of initial appointment or election. Such options are nonqualified stock options. These options have exercise prices equal to the fair market value of our common stock at the date of grant. In addition, these options have an exercise term of ten years after the date of grant and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of these options become exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant. There are 40,000 unexercised options outstanding that have been granted to non-employee directors under our Stock Incentive Plan. Of these options, 17,500 will expire, if not exercised, on or before June 18, 2006 and 22,500 will expire, if not exercised, on or before May 4, 2010.

We also have a Directors Deferred Compensation Plan. This plan allows our non-employee directors to defer on a pre-tax basis up to 100% of their cash fees (with a minimum annual deferral of $2,500), as well as any shares of our common stock received as compensation for services as a director. Participation in this plan is voluntary on an annual basis. Deferrals of cash amounts are credited to a special bookkeeping account in the non-employee director’s name, and earnings on deferrals are indexed to certain investment fund options. Deferrals of shares of our common stock are held within the plan, for the benefit of the deferring director’s account and are not redeemable for cash. We pay all benefits and costs from our general assets. We have created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, however, the assets of the trust are subject to the claims of our general creditors in the event of our insolvency or bankruptcy. In general, participants will receive benefits under the Directors Deferred Compensation Plan after retirement. Benefits are paid in one lump-sum payment or a stream of five, ten or 15 annual payments, depending on a director’s pre-elected payment option. The plan permits limited withdrawals prior to retirement. The Directors Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement. During fiscal 2003, four directors participated in this plan.

Executive Officers

The following table sets forth as of April 16, 2004, the names, ages and titles of our executive officers and the officers of our subsidiaries, Smart & Final Stores Corporation, or Smart & Final Stores, American Foodservice Distributors, Inc., or American Foodservice Distributors, and Port Stockton Food Distributors, Inc. dba Smart & Final Foodservice Distributors, or Smart & Final Foodservice:

Name	Age	Title
Ross E. Roeder	66

Chairman of the Board and Chief Executive Officer of Smart & Final Inc. and Smart & Final Stores, President and Chief Executive Officer of American Foodservice Distributors, Chairman of the Board and Chief Executive Officer of Smart & Final Foodservice

Etienne Snollaerts	48	President and Chief Operating Officer of Smart & Final Inc. and Smart & Final Stores

Donald G. Alvarado	49

Senior Vice President, General Counsel and Secretary of Smart & Final Inc. and Smart & Final Stores, and Senior Vice President and Secretary of American Foodservice Distributors and Smart & Final Foodservice

André Delolmo	52	Senior Vice President of Operations for Smart & Final Stores

Zeke Duge	57	Senior Vice President and Chief Information Officer of Smart & Final Stores

Richard A. Link	49	Vice President and Controller of Smart & Final Inc. and Vice President and Chief Accounting Officer of Smart & Final Stores

Norah Morley	52	Senior Vice President, Marketing of Smart & Final Stores

Suzanne Mullins	51	Senior Vice President of Store Operations of Smart & Final Stores

Richard N. Phegley	48

Senior Vice President and Chief Financial Officer of Smart & Final Inc. and Smart & Final Stores and Senior Vice President, Chief Financial Officer and Treasurer of American Foodservice Distributors and Smart & Final Foodservice

Timothy M. Snee	50	Senior Vice President, Buying of Smart & Final Stores

Jeff D. Whynot	47	Senior Vice President, Human Resources of Smart & Final Inc. and Smart & Final Stores

Our executive officers are appointed by our Board and serve at our Board’s discretion.

Ross E. Roeder.    See “ELECTION OF DIRECTORS—Directors Continuing in Office” above.

Etienne Snollaerts.    See “ELECTION OF DIRECTORS—Nominees” above.

Donald G. Alvarado.    Mr. Alvarado was named Senior Vice President, General Counsel of Smart & Final Inc. and Smart & Final Stores in September 1996. Mr. Alvarado also serves as our Secretary and the Secretary of American Foodservice Distributors, Smart & Final Foodservice and Smart & Final Stores. From 1997 to 1999, Mr. Alvarado was also Senior Vice President Law/Development. From 1991 until September 1996, he served as our Vice President, General Counsel and Secretary. Mr. Alvarado joined us in 1987 as our Assistant General Counsel and was appointed our Secretary in 1989. He has been Secretary of Smart & Final Stores since 1990. From 1989 to January 1994, Mr. Alvarado was also Assistant Secretary of Casino USA and its former wholly-owned subsidiary Casino Realty, Inc., or Casino Realty. In September 2003, Mr. Alvarado was again appointed as the Secretary of Casino USA.

André Delolmo.    Mr. Delolmo was appointed Senior Vice President of Operations for Smart & Final Stores in December 2002. Prior to assuming this position, Mr. Delolmo was the Senior Vice President of business development for Smart & Final Stores. Mr. Delolmo also serves as President of Casino USA, a position he has held since July 1999. Before joining Casino USA, from 1997 until 1999, Mr. Delolmo was the Chairman and Chief Executive Officer of Casino Taiwan, a joint venture between Groupe Casino and Dairy Farms International (each owned 50% of the operations). From 1996 until 1997, he served as Groupe Casino’s Senior Vice President in charge of Real Estate for Western Europe and Poland. Mr. Delolmo also served as the Chief Executive Officer of Groupe Casino’s restaurant operations in France, from 1990 until 1996. From 1985 until 1990 he was a Regional Senior Vice President of Operations for Groupe Casino’s supermarkets and convenience stores in France.

Zeke Duge.    Mr. Duge joined us in September 2000 as Senior Vice President and Chief Information Officer in charge of data processing and technology for Smart & Final Stores. Immediately before joining Smart & Final Stores, Mr. Duge was Vice President and Chief Information Officer of West Marine, Inc., a specialty boating retailer. Mr. Duge has more than 30 years experience in data processing having also held various positions at Xerox Computer Services, Nissan, Tandem Computers and Oracle Corporation.

Richard A. Link.    Mr. Link joined Smart & Final Inc. in October 2001 as our Vice President and Controller and as the Vice President and Chief Accounting Officer of Smart & Final Stores. In December 2001, Mr. Link was designated Smart & Final Inc.’s Chief Accounting Officer. From September 1988 through February 2001, Mr. Link served in various capacities with Maxicare Health Plans, Inc., or Maxicare. His positions included Senior Vice President, Accounting and Chief Accounting Officer from 1988 through 1997, Executive Vice President—Finance and Administration and Chief Financial Officer from 1997 through February 2001, and Chief Operating Officer from 1999 through February 2001. In May 2001, the California HMO subsidiary of Maxicare filed a petition for insolvency under Federal bankruptcy laws and the Indiana HMO and Missouri insurance subsidiaries were subsequently placed into liquidation and rehabilitation. Mr. Link previously served with Price Waterhouse as a senior audit manager.

Norah Morley.    Ms. Morley joined us in August 1999 as Senior Vice President of Marketing of Smart & Final Stores. From 1996 to 1999, Ms. Morley was the Senior Vice President of Marketing, Buying and Distribution for The Sweet Factory, a retail candy company. From 1992 to 1996, Ms. Morley was the Vice President of Marketing and Buying with W.H. Smith PLC. Prior to that position, she was Vice President of Marketing for Frank’s Nursery and Crafts. Ms. Morley has also held various positions related to consumer packaged goods marketing, including Director of Marketing for The Pillsbury Company.

Suzanne Mullins.    Ms. Mullins was appointed Senior Vice President, Store Operations of Smart & Final Stores in July 1997. Before her promotion in 1997, she was Vice President, Buying for Smart & Final Stores from August 1994 and Vice President, Operations of Smart & Final Stores from 1991 to 1994. Prior to that, Ms. Mullins held various store operations positions, including District Manager. Ms. Mullins first joined us in 1987.

Richard N. Phegley.    Mr. Phegley joined us as Vice President and Treasurer of Smart & Final Stores in 1996. In May 1999, Mr. Phegley was appointed to serve as Smart & Final Inc.’s Vice President and Treasurer, and that of American Foodservice Distributors. In May 2001, he was appointed to serve as Smart & Final Inc.’s Senior Vice President and Chief Financial Officer, and that of Smart & Final Stores and American Foodservice Distributors. Mr. Phegley joined us after 17 years with Atlantic Richfield Company, now a subsidiary of BP Amoco PLC, where he served in senior treasury, strategic planning and financial management positions.

Timothy M. Snee.    Mr. Snee was appointed Senior Vice President of Buying of Smart & Final Stores, in June 1999. From 1998 to June 1999, he was Vice President of Buying. Mr. Snee joined us after 26 years with Ralphs Grocery Company where he served as a vice president in charge of various buying departments, and held management positions in accounting, distribution and operations.

Jeff D. Whynot.    In January 2000, Mr. Whynot was appointed Senior Vice President of Human Resources for Smart & Final Stores and in February 2003 he was appointed Senior Vice President of Human Resources for Smart & Final Inc. From 1998 to 2000, Mr. Whynot was the Vice President of Human Resources for Dames & Moore Group, an engineering consulting firm. From 1984 to 1998, Mr. Whynot worked for Knott’s Berry Farm. During the last five years of his employment with Knott’s Berry Farm, Mr. Whynot served as the Vice President of Human Resources.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management of the Company and Ernst & Young LLP, the independent auditing firm of the Company, the audited consolidated financial statements of the Company as of December 28, 2003 and for the fiscal year then ended (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees; Codification of Statements on Auditing Standards AU § 380).

The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with that firm its independence from the Company. The Audit Committee additionally discussed with management of the Company and the auditing firm such other matters and received such assurances from them as it deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the above-described reviews and discussions and a review of the report of Ernst & Young LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Company’s Board the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

AUDIT COMMITTEE

Thomas G. Plaskett, Chairman
Timm F. Crull
David J. McLaughlin

Compensation Committee Report on Executive Compensation

The Compensation Committee’s basic philosophy is to provide competitive levels of compensation to motivate, retain and attract management. This philosophy includes providing incentives linked to the company’s financial performance, enhanced stockholder value and personal performance. This philosophy applies to compensation for all of our management, including the Chief Executive Officer.

Generally, compensation for the executives consists of a base salary, an annual incentive bonus and an opportunity to receive stock options, stock appreciation rights or other performance-based compensation under the Long-Term Equity Compensation Plan.

Chief Executive Officer Compensation.    The Compensation Committee has established a formal process for evaluating the Chief Executive Officer’s performance. This process generally begins at the last scheduled Compensation Committee meeting of the fiscal year. This meeting is typically held in late November or early December. Mr. Roeder is the company’s Chief Executive Officer. He assumed this position in January 1999. Mr. Roeder’s Employment Agreement establishes a minimum base salary of $600,000, which was subsequently increased by the Compensation Committee to $650,000 during 2000 and $700,000 in 2001. Mr. Roeder’s salary remained at $700,000 for both 2002 and 2003. In February 2004, Mr. Roeder’s Employment Agreement was amended (See Roeder Employment Agreement below). This amendment allowed for a one-time bonus of $300,000 to be paid on or before March 1, 2004.

Base Salaries.    Base salaries for executive officers are reviewed annually. Executive salaries are designed to be competitive with salaries paid at other companies of comparable size and complexity in the retail and wholesale food distribution business. These salaries are also designed to be competitive with salaries paid in other comparable businesses including, for example, certain non-food, multi-unit retail companies. The Compensation Committee uses these companies for comparative purposes because it believes that the company competes with these companies in attracting and maintaining management. The Compensation Committee collects information on these companies from published industry surveys and from competitor’s proxy statements. It is the policy of the Compensation Committee to adjust salaries in a way that recognizes executive performance and responsibilities and enables us to attract and retain highly qualified executives. In fiscal 2003, executive base salaries were not increased.

Annual Incentive Bonus Plan.    The Compensation Committee believes that the annual incentive bonus plan is an integral part of the overall compensation package offered to the executive officers. The committee specifically approves bonus amounts for executive officers. The committee also determines the bonus amount for the Chief Executive Officer, consistent with the terms of his Employment Agreement. (See “Chief Executive Officer Compensation”, above.) From approximately 1993 through fiscal 2000, the Compensation Committee primarily used corporate earnings per share to determine corporate performance goals.

During fiscal 2000, the Compensation Committee decided to link the annual incentive bonus plan to specific financial objectives as a means of encouraging improvements in financial performance. These objectives range from the company’s total financial performance, which is the only objective for determining the bonus awarded to the Chief Executive Officer, to performance of particular operating units. The objectives also include individual targets to help reach certain tactical objectives. In fiscal 2003, the bonuses awarded to executives, depending on the person’s position, were based upon financial objectives and key strategic goals. These objectives and goals were tied to our overall performance at the corporate, regional and divisional levels, as well as to specified personal objectives.

We determine actual bonus amounts after the fiscal year end. At that time, the Chief Executive Officer meets with the Compensation Committee to review the performance of executive officers (other than his performance) and presents his recommendations for their actual bonus amounts. For fiscal 2003, the Compensation Committee determined that management had met their profit objectives for continuing operations and as a result, approved the recommendations of the Chief Executive Officer for bonus awards. Actual bonuses to executive officers (other than the Chief Executive Officer, whose bonus was pursuant to the amendment to his employment agreement) averaged approximately 51% of base salary and ranged from approximately 19% to 72%.

Stock Incentive Plan.    The Stock Incentive Plan authorized the issuance of options covering up to 2,450,000 shares of the company’s common stock. This plan expired in June 2001 as to new grants. Accordingly, no awards of stock were made under this plan during fiscal 2003. As of April 16, 2004, there were 421,978 unexercised options outstanding under this plan. These options will expire at varying dates on or before February 20, 2011, if not exercised before that date.

Long-Term Equity Compensation Plan.    Under guidelines set by the Compensation Committee, incentive-based compensation constitutes a greater portion of executives’ potential long-term pay. A portion of this incentive-based compensation is made through stock-based awards under the Long-Term Equity Compensation Plan. The primary objectives of this plan are to optimize the company’s profitability and growth through incentives. These incentives are designed to be consistent with the company’s goals, and to link the personal interests of plan participants to those of the stockholders.

At the May 2001 annual meeting, the stockholders approved an amendment to the Long-Term Equity Compensation Plan increasing the stock-based awards allowed under this plan from 2,470,000 shares to 3,600,000 shares of our common stock. The stockholders also extended the plan’s expiration date from December 31, 2006 to December 31, 2010. At the annual meeting in July 2002, the stockholders approved an amendment and restatement of the Long-Term Equity Compensation Plan that increased the stock-based awards allowed under this plan from 3,600,000 shares to 5,100,000 shares of our common stock. The amendment also provided that the number of shares available under the plan would increase each year by the number of shares that were exercised and/or vested. In fiscal 2003, an additional 376,322 shares became available under the plan based on the vesting of restricted shares and the exercises of common stock, thus the total stock-based awards available for grant under the Long-Term Equity Compensation Plan is 1,091,088 shares.

Certain Other Benefits.    We provide health, welfare and pension benefits to the company’s executive officers. These benefits are also generally available to all of the company’s full-time employees. In addition, we provide certain perquisites to the executive officers including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues, moving expenses, car allowances, supplemental executive retirement plan, life insurance policies, long-term disability plans and executive medical coverage.

Other Matters.    The Compensation Committee has reviewed the compensation plans with regard to the deductibility limitation contained in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The Compensation Committee has decided at present not to alter the compensation plans to comply with the deductibility requirements of Section 162(m). The Compensation Committee will continue to review the issue and monitor whether the compensation plans should be amended in the future to meet the deductibility requirements. Our Long-Term Equity Compensation Plan provides that at all times when Internal Revenue Code Section 162(m) is applicable, all awards granted under the plan shall comply with the requirements of that Section. However, the Compensation Committee may determine that such compliance is not desired with respect to any particular award.

COMPENSATION COMMITTEE

Timm F. Crull, Chairman
James S. Gold
David J. McLaughlin
Thomas G. Plaskett

Performance Graph

The graph below compares the cumulative total stockholder return on our common stock over a five year period with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones U.S. Food Retailers and Wholesalers Index over the same period. The graph assumes an initial investment of $100 and the reinvestment of all dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) for the 2003 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except that Dennis Chiavelli made one late filing in 2003 with respect to a transaction in July, 2003.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee generally makes decisions on compensation of our executive officers and our Chief Executive Officer. All such decisions relating to the compensation of executive officers are reviewed, and in fiscal 2003 were approved without change, by our full Board. During fiscal 2003, our Compensation Committee consisted of Messrs. Crull, Gold, McLaughlin and Plaskett. Mr. Snollaerts was a member of the Compensation Committee from May 2001 until September 2003, when he assumed his position as our President and Chief Operating Officer. Once Mr. Snollaerts became our employee he resigned as a member of the Compensation Committee, as this committee may not have any member that is also our employee. Mr. Gold is a Managing Director with Lazard Frères & Co. LLC, an investment-banking firm. In the past, Lazard Frères has provided services to Groupe Casino and to us and may, in the future, provide such services.

Relationship between Smart & Final Inc. and Casino USA.    Groupe Casino, acting through Casino USA, acquired our then parent company in 1984. Groupe Casino owns 58.5% of the shares of our outstanding common stock. Our common stock does not have cumulative voting rights. Thus, the holders of shares having more than 50% of the voting power may elect all of our directors. The holders of the remaining shares would not be able to elect any directors.

Groupe Casino owns approximately 99% of the outstanding shares of Casino USA’s capital stock. There is no agreement between Casino USA and any other party that would prevent Casino USA from acquiring additional shares of our common stock or from disposing of shares of our common stock it currently owns. Our Board includes individuals who are either directors of Casino USA or affiliates of Groupe Casino. These individuals are Messrs. Bouchut, Couvreux, Guichard and Ornstein. Prior to being appointed as our President and Chief Operating Officer in September 2003, Mr. Snollaerts had been associated with Groupe Casino since 1985. In October 2001, Mr. Delolmo was appointed Senior Vice President of Business Development for our subsidiary, Smart & Final Stores. In December 2002, he became the Senior Vice President of Operations for Smart & Final Stores. Mr. Delolmo holds this position in addition to his position as President of Casino USA. Since his appointment as Senior Vice President for Smart & Final Stores, Mr. Delolmo has devoted substantially all of his efforts to Smart & Final Stores.

Certain Transactions between Smart & Final Inc. and Casino USA.    Together with Casino USA, we are party to a 1991 intercompany agreement, or the Intercompany Agreement. Under this agreement we provide various administrative services for Casino USA and Casino USA in turn provides various administrative services for us. Neither Casino USA nor Smart & Final Inc. are obligated to use such services. The costs of these services include the estimated allocable costs of management and other employees performing the services, computer system resources, allocable overhead and out-of-pocket expenses. Cost, for purposes of management and employees, is based on an estimated allocation of time based on a study of the actual time spent in past periods. Any fees for such services cannot exceed $100,000 in any three-month period without the written consent of the user of such services. The Intercompany Agreement also provides that Casino USA will not, and will cause its affiliates that it controls or any corporation of which either holds more than 5% of the capital stock not to, engage in our business. The initial term of the Intercompany Agreement was two years. The term has been renewed from time to time as provided in the agreement.

Since 1986, we have performed a variety of services for Casino USA and its former subsidiary. These services include accounting, human resources and systems development services. The cost of these services has been charged to the benefited affiliated company. These charges amounted to approximately $316,000 for fiscal 2003. We have agreed to continue to provide these administrative services to Casino USA at our cost. It is anticipated that the levels of future services will not vary significantly from the fiscal 2003 charges.

We are a party to a tax sharing arrangement with Casino USA. This agreement covers income tax obligations for the State of California. Under the terms of this arrangement, we make tax sharing payments to or receive tax sharing benefits from Casino USA. Payments are based upon pre-tax income for financial reporting purposes adjusted for certain agreed upon items. In fiscal 2003, we received tax sharing payments from Casino USA aggregating $171,000.

In November 2001, we entered into an $87,100,000 Operating Lease Agreement, or the Lease Agreement. Several financial institutions and Casino USA are all participants in the Lease Agreement. Casino USA’s share of participation in the Lease Agreement is $33,200,000.

In August 2003, we entered into an Expatriate Compensation Agreement with Mr. Snollaerts and Casino USA. (See “Executive Compensation—Snollaerts Employment Agreement” below). Under this agreement, Casino USA will reimburse us each month for the expenses paid to Mr. Snollaerts during the term of his employment with us. However, during the first twelve months of the term (August 2003 to August 2004), we will be responsible for up to $150,000 of Mr. Snollaerts’ expatriate expenses. If Mr. Snollaerts’ employment terminates prior to the first anniversary of his employment, then our responsibility for the $150,000 will be pro-rated over the time he was employed with us. In fiscal 2003, we reimbursed Mr. Snollaerts $109,951 in expatriate expenses, which will be applied to the $150,000 which is our responsibility.

Executive Compensation

Summary Compensation Table.    The table below contains information on the cash and non-cash compensation awarded to or earned by our Chief Executive Officer for each of the last three fiscal years. The table also contains the same information for our four most highly compensated executive officers other than our Chief Executive Officer, and one former executive officer who served as an executive officer from January 1, 2003 until November 15, 2003. Each executive officer included in the table must have earned over $100,000 in salary and bonus during fiscal 2003.

SUMMARY COMPENSATION TABLE

Annual Compensation
Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)		Other Annual Compensation ($)(3)		Restricted Stock Awards ($)(4)		Securities Underlying Options (#)(5)	All Other Compensation ($)(6)
Ross E. Roeder Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	713,462 700,000 678,077	$ $ $	840,000 -0- 560,000	$ $ $	-0- -0- -0-	$ $ $	256,800 -0- -0-	206,250 -0- 300,000	$ $ $	36,991 647,426 49,302

Dennis L. Chiavelli* Executive Vice President, Operations	2003 2002 2001	$ $ $	302,100 294,427 282,404	$ $ $	227,840 177,840 136,800	$ $ $	-0- -0- -0-	$ $ $	-0- -0- -0-	50,000 -0- 45,000	$ $ $	81,281 23,241 19,554

André Delolmo Senior Vice President, Operations	2003 2002 2001	$ $ $	293,137 260,060 259,776	$ $ $	216,000 -0- 85,000	$ $ $	-0- -0- -0-	$ $ $	107,000 -0- -0-	100,000 50,000 20,000	$ $ $	22,067 20,214 26,114

Robert J. Schofield* Executive Vice President, American Foodservice Distributors	2003 2002 2001	$ $ $	280,289 270,674 243,943	$ $ $	170,289 -0- 105,000	$ $ $	-0- -0- -0-	$ $ $	149,800 -0- -0-	30,000 38,000 45,000	$ $ $	87,911 23,241 18,007

Zeke Duge Senior Vice President, Chief Information Officer	2003 2002 2001	$ $ $	275,239 267,441 254,135	$ $ $	162,027 -0- 102,000	$ $ $	-0- -0- -0-	$ $ $	85,600 -0- -0-	40,000 22,000 25,000	$ $ $	23,939 22,592 131,588

Richard N. Phegley Senior Vice President, Chief Financial Officer	2003 2002 2001	$ $ $	275,192 264,808 226,442	$ $ $	194,400 -0- 96,000	$ $ $	-0- -0- -0-	$ $ $	85,600 -0- -0-	70,000 25,000 45,000	$ $ $	25,510 24,092 29,581

*	Mr. Schofield resigned his executive management positions effective November 15, 2003 and Mr. Chiavelli retired as Executive Vice President, after the end of our fiscal year, on December 31, 2003. For a further discussion of Mr. Schofield’s and Mr. Chiavelli’s agreements with us, please see the sections below entitled “Schofield Agreement” and “Chiavelli Agreement.”

(1)	Includes amounts deferred by the named officers under our 401(k) Savings Plan and our Supplemental Deferred Compensation Plan. The 401(k) Savings Plan was established in fiscal 1992, and all named officers are or were eligible to participate during fiscal 2003. Our Supplemental Deferred Compensation Plan was established to take effect for fiscal 1995.

(2)	Includes bonus payments made in the year after the listed year for services performed in the listed year, and excludes bonus payments made in the listed year for services performed in the prior year. However, Mr. Schofield’s bonus payments represent a prorated bonus for his 11 months service during fiscal 2003, paid in 2004, plus $19,039 in bonus paid in 2003 pursuant to his severance agreement. For a further discussion, see “Schofield Agreement” below.

(3)	Includes perquisites and other personal benefits, securities or property paid to each named executive officer (including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and car allowances). Such perquisites and other personal benefits when stated as zero were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled “Salary” and “Bonus.”

(4)	In fiscal 2003, the following restricted shares granted on February 19, 2003 vested on September 24, 2003 at the price of $6.90 per share: Mr. Roeder, 60,000 shares for $414,000; Mr. Delolmo, 25,000 shares for $172,500; Mr. Schofield, 35,000 shares for $241,500; Mr. Duge, 20,000 shares for $138,000; and Mr. Phegley, 20,000 shares for $138,000. Additionally, in 2003, the following restricted shares granted in 2000, as part of the Voluntary Exchange Program of Stock Options for Restricted Stock, vested at the price of $9.24 per share: Mr. Roeder, 4,421 shares for $40,850; Mr. Chiavelli, 15,147 shares for $139,958; and Mr. Phegley, 3,779 shares for $34,918. In addition, in 2003, Mr. Duge held 10,000 shares of unvested restricted stock valued at $9.99 per share representing the closing price on the NYSE for our common stock on December 26, 2003, for an aggregate value of $99,900. In 2002, the following restricted shares granted in 1997 vested at the price of $9.87 per share: Mr. Chiavelli, 7,250 shares for $71,558 and Mr. Phegley, 1,200 shares for $11,844. In 2001, the following restricted shares granted in 2000 vested at the price of $10.75 per share: Mr. Roeder, 20,000 shares for $215,000; Mr. Chiavelli, 9,000 shares for $96,750; Mr. Schofield, 7,250 shares for $77,938; and Mr. Phegley, 3,000 shares for $32,250.

(5)	For fiscal 2003, includes for Messrs. Roeder, Chiavelli, Delolmo, Schofield, Duge and Phegley options to purchase 206,250, 50,000, 100,000, 30,000, 40,000 and 70,000 shares, respectively, granted pursuant to the Long-Term Equity Compensation Plan.

(6)	The compensation reported includes, as applicable, amounts we contributed under our 401(k) Savings Plan, our Supplemental Deferred Compensation Plan and the dollar value of insurance premiums we paid regarding term life insurance and health care plans for the benefit of each named officer. Our contributions under our 401(k) Plan and our Supplemental Deferred Compensation Plan during fiscal 2003 were as follows: $ 3,960, aggregate for both plans for each of Messrs. Roeder, Chiavelli, Schofield, Duge and Phegley. In fiscal 2002, our contributions under our 401(k) Savings Plan and our Supplemental Deferred Compensation Plan were as follows: $3,630, aggregate for both plans for each of Messrs. Roeder, Chiavelli, Schofield, Duge and Phegley. Our contributions under our 401(k) Plan and our Supplemental Deferred Compensation Plan, in fiscal 2001, were as follows: $3,465, aggregate for both plans for each of Messrs. Roeder, Chiavelli, Schofield, Duge and Phegley. In fiscal 2003, we paid life and health insurance premiums as follows: $33,031 for Mr. Roeder, $20,321 for Mr. Chiavelli, $22,067 for Mr. Delolmo, $21,066 for Mr. Schofield, $19,979 for Mr. Duge and $21,550 for Mr. Phegley. We paid life and health insurance premiums during fiscal 2002 as follows: $23,930 for Mr. Roeder, $19,382 for Mr. Chiavelli, $20,214 for Mr. Delolmo, $19,611 for Mr. Schofield, $18,962 for Mr. Duge, and $20,462 for Mr. Phegley. In fiscal 2001, we paid life and health insurance premiums as follows: $21,891 for Mr. Roeder, $16,089 for Mr. Chiavelli, $26,114 for Mr. Delolmo, $14,542 for Mr. Schofield, $14,163 for Mr. Duge, and $26,116 for Mr. Phegley. In fiscal 2003, we paid Mr. Chiavelli $57,000 and Mr. Schofield $52,885 for accrued and unused vacation. In accordance with the Roeder Employment Agreement, in 2002 Mr. Roeder received additional compensation and personal tax gross-up of $619,866, of this amount $609,889 represented the principal balance due on two loans and the net amount of personal tax gross-up and $9,977 represented the interest due under these loans. In fiscal 2001 and 2002, respectively, Mr. Roeder received as additional compensation, $23,946 and $20,756 in recognition of interest due under these two loans and the net amount of personal tax gross-up on this compensation. Mr. Duge’s compensation in 2001 includes a one-time payment of $113,960 in relocation and related tax expenses. Mr. Duge also received a relocation loan of $225,000 from us which was fully repaid in 2001.

Option Grants Table.     The table below summarizes options granted during fiscal 2003 to the persons listed in the Summary Compensation Table above:

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options Granted (#)(1)	Individual Grants
Name		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($/sh)	Expiration Date	Grant Date Present Value of Stock Options ($)(2)
Ross E. Roeder	131,250	10.5%	$4.28	2/19/13	$209,707
	75,000	6.0%	$6.50	9/16/13	$177,090
Dennis L. Chiavelli	50,000	4.0%	$4.96	7/21/13	$100,826
André Delolmo	60,000	4.8%	$4.28	2/19/13	$103,326
	40,000	3.2%	$6.50	9/16/13	$105,705
Robert J. Schofield	30,000	2.4%	$4.28	2/19/13	$51,663
Zeke Duge	25,000	2.0%	$4.28	2/19/13	$43,052
	15,000	1.2%	$6.50	9/16/13	$39,640
Richard N. Phegley	45,000	3.6%	$4.28	2/19/13	$77,495
	25,000	2.0%	$6.50	9/16/13	$66,066

(1)	Options granted are nonqualified stock options granted under our Long-Term Equity Compensation Plan, and may be exercised up to ten years after the date of the grant. These options are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than the fair market value of our common stock at the time the option is granted. For the grants made in 2003, one-third of the options become exercisable two years after the date of grant and each year thereafter so that 100% are exercisable four years after the date of grant. Unvested options will vest immediately upon a change in control.

(2)	We used the Black-Scholes model of option valuation to determine the present values at the grant dates. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for Messrs. Schofield, Duge and Phegley are based on the following assumptions: individual option terms of up to ten years, volatility of 38.48%, no dividends, and interest rates of 5.746% for Mr. Roeder, 4.750% for Mr. Chiavelli, 4.875% for Mr. Delolmo, 4.958% for Schofield, 4.880% for Mr. Duge, 4.884% for Mr. Phegley, which correspond to the weighted average of the ten year Treasury note rates with a maturity date corresponding to the option term for each of the grants. The real value of the options in this table depends upon the actual performance of our common stock during the applicable period and also upon the date the options are exercised.

Aggregated Option Exercises Table.    The following table summarizes option exercises during fiscal 2003, and the number of all options and the value of all in-the-money options held at the end of fiscal 2003, by the executive officers named in the above Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of Fiscal 2003 (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at End of Fiscal 2003 ($)(1) Exercisable/Unexercisable
Ross E. Roeder(2)	-0-	$0	368,334 / 422,916	$261,085 / $1,063,102
Dennis L. Chiavelli	-0-	$0	105,614 / 97,286	$ 79,511 / $ 284,873
André Delolmo	-0-	$0	6,667 / 163,333	$ -0- / $ 707,200
Robert J. Schofield	-0-	$0	31,667 / 106,333	$ 51,918 / $ 204,477
Zeke Duge	-0-	$0	28,334 / 88,666	$ 46,040 / $ 222,300
Richard N. Phegley	-0-	$0	32,734 / 131,266	$ 30,541 / $ 362,294

(1)	Based on the market value of underlying securities at fiscal year end closing price of $9.99 per share on December 26, 2003, less the exercise price.

(2)	Mr. Roeder’s options include 22,500 shares of exercisable options and 50,000 shares of total options for his service to us, prior to fiscal 1999, as a non-employee director.

Equity Compensation Plans.    The table below contains certain information relating to our equity compensation plans as of December 28, 2003, our most recently completed fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders:
Stock Incentive Plan	455,780		$11.07	-0-
Long–Term Equity Compensation Plan	3,747,310		$8.33	1,091,088	(1)
Nonemployee Director Stock Plan	266,500	(3)	$7.28	131,877	(2)
Total	4,469,590		$8.55	1,222,965

(1)	These shares are also available for grant as restricted stock awards, stock appreciation rights and other stock-based incentives.

(2)	These shares are available for award (commencing in fiscal 2004) to our directors that are not employed with Groupe Casino or any of Groupe Casino’s affiliates, pursuant to an annual formula grant and as grants of restricted stock and stock options. The number of shares awarded pursuant to the annual formula grant is equal to the quotient of $20,000 divided by the fair market value of our common stock on the date of award.

(3)	Each of those options provides for a term of ten years and reflects an exercise price equal to the fair market value of our common stock as of the date of grant thereof. For the remaining options granted on May 11, 1999 and May 1, 2000, one-third became exercisable two years after the grant date and each year thereafter, so that 100% are exercisable four years after grant date.

Pension Plan and Retirement Plans.    The table below sets forth estimated annual pension benefits under the Smart & Final Pension Plan, or our Pension Plan, on a straight life annuity basis for representative years of service as defined in our Pension Plan. These benefits are subject to reduction for certain prior company retirement benefit plans.

PENSION PLAN TABLE

Remuneration on Which Retirement Benefits are Based(2)	Final Average Earnings Based On Each Year’s Limited Earnings	Estimated Annual Retirement Benefits at Age 65 For Indicated Years of Credited Service(1)
		15	20	25	30	35
$ 125,000	$125,000	$18,750	$25,000	$31,250	$37,500	$43,750
$ 150,000	$150,000	$22,500	$30,000	$37,500	$45,000	$52,500
$ 175,000	$175,000	$26,250	$35,000	$43,750	$52,500	$61,250
$ 200,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$ 225,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$ 250,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$ 500,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$ 750,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$1,000,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$1,250,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000
$1,500,000	$200,000	$30,000	$40,000	$50,000	$60,000	$70,000

(1)	Amounts shown are for employees hired on January 1, 2003 and assume retirement at age 65 after employment for the indicated number of years. Estimated annual retirement benefits are based on the plan in effect on January 1, 2003 and assume that no other offsets or grandfathered benefits are applied.

(2)	The maximum compensation that can be included in the determination of the retirement benefit is $200,000 for 2003. This limit is adjusted annually for cost-of-living. For purposes of this illustration, it is assumed to remain at $200,000 for all future years.

We maintain our Pension Plan for the benefit of our Smart & Final Stores’ employees who meet certain age and service requirements. Our Pension Plan is designed to provide benefits in the event of normal, early or disability retirement, or in the event of death. Our Smart & Final Stores’ employees who are covered by a collective bargaining agreement are not covered by our Pension Plan. The benefits are calculated on the basis of the participant’s years of service, and the participant’s qualifying average pay. The minimum benefits for certain qualifying participants are at least equal to the accrued benefit they would have received under our prior pension plan. The qualifying average pay on which benefits are based includes bonuses, overtime and other compensation but does not include amounts to be paid under our Pension Plan or any other employee benefit plan. A participant becomes 100% vested in the retirement benefit at the end of the fifth year of service. Under our Pension Plan, at the end of fiscal 2003, Messrs. Roeder, Chiavelli, Schofield, Duge and Phegley had credited approximately five, 18, four, three and seven actual years of service, respectively, and would have been entitled to minimum annual benefits of approximately $9,000, $38,488, $7,400 $5,700, and $12,600 respectively.

Our 401(k) Savings Plan is a defined contribution plan. It is intended to satisfy the tax qualification requirements of Section 401(k) of the Internal Revenue Code. All of our employees who meet certain age and service requirements are eligible to participate in our 401(k) Savings Plan. This plan allows participants to contribute, for fiscal 2003, up to 15% of their compensation or $11,000, whichever was lower. In fiscal 2001, we increased our match from 25% to 33% of each dollar contributed up to 6% of each participant’s eligible compensation, however, our employees who are covered by a collective bargaining agreement do not receive the company match, but are eligible to participate in the 401(k) Savings Plan. In addition, in fiscal 2001, we made a discretionary 8% match with respect to contributions made in fiscal 2000. This discretionary match was made to adjust that year’s match from 25% to 33%. Participants’ contributions to our 401(k) Savings Plan, which are deemed to be our contributions for tax purposes, are deducted from the participants’ compensation prior to the calculation of federal and state income taxes. This decreases the amount of a participant’s taxable compensation.

Participants are currently entitled to direct their contributions to one or more of thirteen investment options. A participant may not withdraw any of its account balance in our 401(k) Savings Plan prior to termination of employment or attainment of age 70, whichever occurs earlier, the only exceptions are qualified financial hardships and loans. Distribution of a participant’s account balance, if less than $5,000, will generally be made in a lump sum payment in the year following the termination of employment. Distribution of a participant’s account balance in excess of $5,000 will be made in accordance with the participant’s election following the termination of employment. A participant’s contributions to our 401(k) Savings Plan will vest immediately. Twenty-five percent (25%) of our contributions on behalf of a participant will vest each year beginning after the second year of the participant’s service with us. Contributions we make on behalf of a participant are 100% vested after five years of service with us.

Supplemental Executive Retirement Plan.    Since 1998, we have provided a Supplemental Executive Retirement Plan, or SERP, to certain key executives and other highly compensated employees. The SERP provides for a single life annuity to be payable monthly commencing at age 65 or upon the participant’s early retirement or disability as those terms are defined in the SERP document. A participant may be entitled to receive benefits under the SERP in the event of a change in control. In addition, in the event the participant dies prior to his or her retirement, disability or termination of employment, his or her survivor also may be entitled to receive benefits under the SERP. The amount of the annuity benefit is determined by multiplying the standard benefit percentage assigned to each participant according to his or her title and position by the average of the final five calendar years of a participant’s compensation. Our Board selects the participants in the SERP. A third party administrator administers the SERP. At the end of fiscal 2003, there were 21 participants in the SERP, including members of our executive management.

Deferred Compensation Plan.    We also have a Supplemental Deferred Compensation Plan. Under this plan our employees who earned annual base compensation of at least $90,000 in 2003 are eligible to defer pre-tax up to 100% of their base compensation and cash bonus. There is a $2,500 minimum annual deferral requirement under the terms of the plan. Eligible employees, may also defer shares of restricted stock. Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant’s name, and earnings on deferrals are indexed to certain investment fund options. We pay all benefits and costs from our general assets. We have created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, however, the assets of the trust are subject to the claims of our general creditors in the event of our insolvency or bankruptcy. In general, participants will receive benefits under the Supplement Deferred Compensation Plan after retirement. Benefits are paid in one lump-sum payment or a stream of five, ten or 15 annual payments, depending on a participant’s pre-elected payment option. The plan permits limited withdrawals prior to retirement. In addition to the general death benefits provided to all of our employees, the plan provides its own death benefits in the event of the death, prior to retirement, of a participating employee.

Executive Severance Agreement.    Our officers and certain designated officers of our subsidiaries are eligible to participate in the amended 2004 Executive Severance Plan, or our Executive Severance Plan, which became effective January 1, 2004 and replaced the 2001 Executive Severance Plan which was in place for fiscal years 2001, 2002 and 2003. This plan provides a minimum severance of 12 months base salary, or a month’s base salary for each year of service, whichever is greater. Severance is not available to executives who are terminated for cause or who voluntarily terminate their employment. All the welfare benefits received by the officer during employment are continued during the severance period. Following a change of control, the executives can resign for “good reason” and be eligible for the benefits available under the Executive Severance Plan. “Good reason” is defined as a reduction in duties and/or compensation, or being asked to relocate. Our Compensation Committee selects participants in the Executive Severance Plan. At the end of fiscal 2003 there were 18 participants in our 2001 Executive Severance Plan.

Roeder Employment Agreement.    In early 1999, we entered into an employment agreement with Mr. Roeder. Under the terms of the agreement, Mr. Roeder agreed to serve as our Chairman and Chief Executive Officer through December 31, 2001. In May 2001, the agreement was amended to extend the term of Mr. Roeder’s employment through December 31, 2004. The agreement provides that during 2004, the last year of the agreement, Mr. Roeder will serve as the Chairman of our Board but not as our Chief Executive Officer. However, the Board decided to extend the agreement, in another amendment entered into in February 2004, to provide that Mr. Roeder continue to serve as our Chief Executive Officer until May 2004 or such later date (the “CEO Termination Date”) as determined by the Board (the “CEO Term”). For one year thereafter (approximately May 2005), he will serve as our non-executive Chairman of the Board and senior advisor (the “Non-Executive Chairman and Senior Advisor Term”).

During the CEO Term, Mr. Roeder’s base salary is determined from time to time by our Board, but may not be less than $600,000 per year on an annualized basis. Once increased, the base salary may not be decreased. At present, Mr. Roeder’s annual base salary is $700,000. Mr. Roeder’s employment agreement with us provides that he has the opportunity to earn an annual cash bonus. The minimum target annual bonus is at least 100% of Mr. Roeder’s annual base salary. The bonus payment is subject to the meeting of financial targets. Mr. Roeder received a bonus of $840,000 for fiscal 2003 (paid in 2004). Mr. Roeder’s amended employment agreement, provides that he is also eligible to receive an annual bonus with a target of 100% of his salary in 2004. However, any bonus he receives for his service to us in 2004 will be prorated based upon the number of days he served as our Chief Executive Officer during the year. Mr. Roeder also has the opportunity to earn long-term incentive awards and to participate in our qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites in which our other executives and employees are eligible to participate. This includes participation in our SERP in an amount not less than $125,000 per year, an automobile allowance, retiree medical coverage and financial planning services. Mr. Roeder is entitled to certain tax “gross-up” benefits relating to his bonus and restricted stock awards, which are discussed in greater detail below. Mr. Roeder is also entitled to a minimum of five weeks paid vacation per year.

During the Non-Executive Chairman and Senior Advisor Term, Mr. Roeder’s annual base salary will be $350,000 per year on an annualized basis, and Mr. Roeder shall receive 50% of the bonus paid to our Chief Executive Officer during such period, prorated in 2004 and again in 2005 in proportion to the respective duration of his service as Non-Executive Chairman and Senior Advisor during such years. In addition, in fiscal 2004, Mr. Roeder received a special one-time bonus in the amount of $300,000 for his assistance with our transition to a new Chief Executive Officer. During the Non-Executive Chairman and Senior Advisor Term, Mr. Roeder will continue to receive all of the benefits which he was receiving as our Chief Executive Officer. We may, but are not obligated to, grant to Mr. Roeder restricted stock and/or stock options during the Non-Executive Chairman and Senior Advisor Term. If we terminate, or fail to commence, Mr. Roeder’s service as Non-Executive Chairman and Senior Advisor, other than for Cause or Mr. Roeder’s voluntary resignation, Mr. Roeder will be entitled to all payments and benefits to which he would have been entitled as our Chief Executive Officer under the employment agreement, had he continued to serve as our Chief Executive Officer throughout the one-year period following the CEO Termination Date.

On September 27, 2001, Mr. Roeder received a grant of 300,000 options from our Long-Term Equity Compensation Plan. This grant has a ten year term and vests as to 100,000 shares on September 27, 2003, September 27, 2004 and September 27, 2005. In fiscal 2000, Mr. Roeder received a grant of 20,000 shares of restricted stock under our Long-Term Equity Compensation Plan. All of these shares vested in February 2001 in accordance with Mr. Roeder’s employment agreement. Mr. Roeder voluntarily elected, pursuant to Section 83(b) of the Internal Revenue Code, to be taxed on the fair market value of these shares on the date they were transferred to Mr. Roeder. Pursuant to his employment agreement with us, we contemporaneously provided Mr. Roeder with a loan in the principal amount of $61,951. The loan was evidenced by a promissory note bearing interest at 6.35%. The principal amount of the loan is equal to the amount of income and payroll taxes payable by Mr. Roeder on the compensation recognized as a result of the issuance of shares of restricted stock and the

Section 83(b) election. In fiscal 1999, Mr. Roeder also made a voluntary election pursuant to Section 83(b) of the Internal Revenue Code with respect to a grant of 50,000 shares of restricted stock. As provided under the terms of our employment agreement with Mr. Roeder, we contemporaneously provided Mr. Roeder with a loan in the principal amount of $273,149. This loan is also evidenced by a promissory note, which bears interest at 4.84%. In fiscal 2003, in accordance with Mr. Roeder’s employment agreement with us, Mr. Roeder received additional compensation and gross-up on the compensation in the amount of $619,866. This compensation represented the aggregate principal amount of the two loans and the personal tax gross-up on the compensation ($609,889) plus the net amount of the interest ($9,977). In fiscal 2001 and 2000, Mr. Roeder received additional compensation of $23,946 and $20,756, respectively. This additional compensation was in recognition of interest due under the two loans described above and the net amount of personal tax gross-up on the compensation.

In December 2000, Mr. Roeder received 4,421 shares of restricted stock as part of the Voluntary Exchange Program. As part of the exchange, Mr. Roeder surrendered approximately 15,000 stock options of approximately equal value. These shares vested on December 7, 2003. Our Board also granted Mr. Roeder 50,000 options from our Long-Term Equity Compensation Plan on February 15, 2000. These options have a ten year term. One-third of these shares vested on February 15, 2002 and another one-third vested on February 15, 2003. The remaining 16,666 shares vested on February 15, 2004. In the event of a change in control, termination of his employment agreement with us due to his death or disability, or our termination of the agreement without cause or with good reason, all outstanding options will immediately vest and will remain exercisable for the two-year period following the date of termination. However, in no event will the options remain exercisable beyond the expiration of the maximum ten-year term. Mr. Roeder’s employment agreement with us also provides that, during its term, Mr. Roeder will receive an annual grant of options in an amount at least equal to 1.5 times the number of options granted to any other of our executive officers.

In June 1999, Mr. Roeder received a loan from us in the amount of $47,101. The proceeds of this loan were used to purchase shares of our common stock in our equity offering. This loan bears interest at 4.84% and must be repaid when Mr. Roeder sells the stock purchased with this loan or upon termination of his employment.

In the event we terminate Mr. Roeder’s employment without cause or if Mr. Roeder terminates his agreement with us for good reason, Mr. Roeder is entitled to receive his then current monthly base salary for a severance period of 24 months. However, if Mr. Roeder’s employment or service is terminated during 2004 or 2005, then the payment of his base salary shall continue for a severance period of 12 months. Mr. Roeder would also receive a monthly amount equal to his annual bonus target for our last fiscal year completed prior to the date of termination divided by 12. In addition, Mr. Roeder would continue to receive payment for continuation of his and his spouse’s medical insurance coverage through COBRA for a period equal to 18 months or until Mr. Roeder ceases to be eligible for COBRA coverage. If Mr. Roeder becomes eligible to receive comparable coverage through another employer, then the COBRA payment will cease. We will also continue to provide Mr. Roeder with his long-term disability policy for a period of 24 months commencing on the termination date. Mr. Roeder would also receive additional service and compensation credit under the SERP until he reaches age 65, and continued payment of financial planning services through the severance period, plus all other amounts in which he is vested or otherwise entitled under our retirement and employee benefit plans. This includes retiree medical insurance coverage as described above for Mr. Roeder and his spouse, at the time such amounts are normally payable. Our employment agreement with Mr. Roeder defines disability as Mr. Roeder’s inability to perform his duties due to illness or mental infirmity for a period of more than 180 consecutive days. Good reason is defined as a diminution in Mr. Roeder’s title and authority, relocation of our principal office without his consent, our failure to pay his salary or any other material breach by us, or the failure of Mr. Roeder to be elected to our Board or be appointed Chairman of our Board during the employment term.

Upon the effective date of a qualifying termination due to a change in control, we have agreed to continue to pay Mr. Roeder any accrued obligations and a lump-sum payment equal to three times his annual base salary then in effect. We have also agreed to pay Mr. Roeder a lump-sum cash payment equal to three times the greater of the highest annual bonus paid by us in the prior three fiscal years or his annual bonus target for the fiscal year of termination. Mr. Roeder would also receive continuation of health and welfare benefits for three years (subject to termination if Mr. Roeder obtains employment that offers substantially similar benefits) as well as three additional years of service and compensation credit under our SERP. In the event any of the payments in connection with a change in control cause an excise tax to be imposed upon Mr. Roeder under Section 4999 of the Internal Revenue Code, we have agreed to pay Mr. Roeder, in cash, an additional amount so that the net amount retained by Mr. Roeder after deduction for any tax and payments made by us, will be equal to the amount Mr. Roeder would have retained had no such tax been imposed.

Finally, our employment agreement with Mr. Roeder contains a covenant that Mr. Roeder agrees not to compete with us during the term and for the longer of 12 months following the expiration of the agreement or any period during which he is paid under the agreement. The agreement also provides that for a period of 12 months following its expiration, Mr. Roeder will not attempt to induce our other employees to terminate employment with us or to interfere in a similar manner with our business.

Snollaerts Employment Agreement.    Effective August 4, 2003, we entered into an employment agreement with Mr. Snollaerts to serve as our Chief Operating Officer. This agreement will expire on December 31, 2005, however, if the Board gives notice on or before December 31, 2005, the agreement may be extended for two years.

Mr. Snollaerts’ initial base salary is $550,000. His base salary is to be reviewed annually by the Compensation Committee, which has sole responsibility for determining our executives’ salaries, however, his base salary cannot be decreased below $550,000. During fiscal 2003, Mr. Snollaerts received a total of $222,116 in base salary and an initial bonus of $100,000, as provided in this agreement. He is eligible for merit increases in accordance with our executive merit pay policy. At the discretion of the Compensation Committee, he is eligible to receive an annual bonus that is commensurate with the bonuses offered to our similarly situated executives. The target for his annual bonus will not be less than 75%, nor more than 150% of his annual base salary for the period, any bonus awarded for a partial year of service will be prorated. In 2003, he was awarded a prorated bonus of $206,250 and as provided in the agreement, this bonus was offset by his initial bonus of $100,000, thus the annual bonus he received was $106,250. Mr. Snollaerts also has the opportunity to earn long-term incentive awards and to participate in our qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites in which our other executives and employees are eligible to participate. This includes an automobile allowance, gas card, automobile insurance, retiree medical coverage and financial planning services. He is also entitled to a minimum of five weeks paid vacation per year, capped at ten weeks. Mr. Snollaerts’ severance benefits under this agreement are all pursuant to our Executive Severance Plan. If there is a change in control, Mr. Snollaerts’ benefits will also be pursuant to the Executive Severance Plan, however, if he accepts a position with Groupe Casino within six months of his termination, then he will not receive any benefits under the Executive Severance Plan.

Contemporaneously with his employment agreement, we entered into an Expatriate Compensation Agreement with Mr. Snollaerts and Casino USA. This agreement provides for Mr. Snollaerts to be compensated up to $10,000 per month for housing expenses, $15,000 per year, per child, for school expenses and a maximum of $40,000 per year for personal travel to and from France. The agreement further provides that he shall receive a tax “gross up” on the compensation he receives under the expatriate agreement. On a monthly basis, Casino USA will reimburse us for the expatriate compensation we pay to Mr. Snollaerts (subject to the limitations described above), including all tax “gross up” payments. However, Casino USA will not reimburse us for the first $150,000 we pay to Mr. Snollaerts during the first twelve months of his employment with us. If Mr. Snollaerts’ employment with us is terminated during the first twelve months of his term, then the $150,000 will be prorated over the term actually served by Mr. Snollaerts.

On September 16, 2003, Mr. Snollaerts received a grant of 100,000 options, at the market price, from our Long-Term Equity Compensation Plan. This grant has a ten year term and one-third of the grant vests on September 16 in each of 2005, 2006 and 2007.

Chiavelli Agreement.    On May 14, 2003, we entered into a Severance and Consulting Services Agreement with Mr. Chiavelli which was amended in November 2003. We also entered into a Consulting Services Agreement with Mr. Chiavelli on January 14, 2004. Pursuant to the terms of these agreements, as amended, Mr. Chiavelli continued his employment with us until the end of December 2003 with his regular salary, benefits and perquisites. For the calendar year 2004, he will work as our consultant and receive $10,000 per month. However, he will not be required to work more than six business days in any one month for his $10,000 payment. For each day over six days that Mr. Chiavelli works in any one month, he will receive an additional $2,000 per day. He will also be reimbursed for reasonable and customary expenses incurred in the performance of his consultant’s duties. Mr. Chiavelli’s projects will be assigned by our Chief Executive Officer and may include travel; travel days will be included in computing the number of days per month Mr. Chiavelli has worked for us. His bonus for fiscal 2003 was set at $177,840 (which is the same amount of annual bonus he received in fiscal 2002).

Schofield Agreement.    On November 15, 2003, Mr. Schofield resigned his executive management positions with us. Pursuant to our agreement with Mr. Schofield dated February 27, 2003, commencing on November 15, 2003, he will receive 24 months of severance payments at the amount of his most recent salary. He will also receive bonus payments paid monthly during this 24 month period, equal to his target bonus of 60% of his salary. All of Mr. Schofield’s restricted stock and stock options will vest at the end of the 24 month severance period and he will have three years after the end of his severance period in which he may exercise his stock options. In addition, he will qualify for Early Retirement of his vested SERP benefits without the application of the 6% per year reduction.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the ownership of our common stock as of March 25, 2004 by (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of our directors and nominees for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all of our directors and executive officers and the officers of our subsidiaries as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Restricted Stock (3)	Percent of Outstanding Stock
Casino Guichard-Perrachon S.A.(4)	17,584,060	-0-	-0-	58.5%
Ross E. Roeder	159,927	428,750	-0-	2.0%
Dennis L. Chiavelli	65,766	122,900	-0-	*
Robert J. Schofield	42,250	27,667	-0-	*
Richard N. Phegley	28,979	47,334	-0-	*
David J. McLaughlin	28,151	34,000	-0-	*
Timm F. Crull	27,140	16,500	-0-	*
André Delolmo	25,000	6,667	-0-	*
Zeke Duge	25,000	35,668	-0-	*
James S. Gold	22,752	39,000	-0-	*
Thomas G. Plaskett	22,574	16,500	-0-	*
Christian P. Couvreux	21,392	16,500	-0-	*
Etienne Snollaerts	16,890	16,500	60,000	*
Pierre B. Bouchut	15,574	16,500	-0-	*
Antoine Guichard	11,724	16,500	-0-	*
Joël-André Ornstein	10,202	26,500	-0-	*
Jean-Brice Hernu	-0-	-0-	-0-	*
All directors and executive officers as a group (21persons)	640,457	1,139,390	60,000	6.1%

*	Less than 1%

(1)	Includes shares for which the named person or entity has sole voting and investment power, has shared voting and investment power with a spouse or a related entity, or holds in a profit sharing or IRA account for the named individual or the members of his immediate family or under our Directors Deferred Compensation Plan or our Supplemental Deferred Compensation Plan. Excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock options exercised through May 25, 2004.

(3)	Shares subject to a vesting schedule, forfeiture risk and other restrictions.

(4)	Groupe Casino, as the owner of approximately 99% of the capital stock of Casino USA, may be deemed to beneficially own such shares. The address of Casino USA is 600 Citadel Drive, Commerce, California 90040, and the address of Groupe Casino is 24, rue de la Montat, 42008 St.-Etienne Cedex 2, France. Rallye is a publicly traded French joint stock corporation and holds more than 50% of the voting interest in Groupe Casino. Mr. Jean-Charles Naouri, through intermediary companies, indirectly controls more than 50% of the voting interest in Rallye. This note (4) is based on Amendment No. 5 to Schedule 13D filed by Casino USA on May 25, 2000 and prior reports, and on information provided to us by Groupe Casino.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE AMENDED AND RESTATED BYLAWS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws both provide for the classification of the Board into three classes, with each class being elected every three years. In March 2004, the Board voted to approve, and to recommend to our stockholders that they approve, a proposal to phase out the current classification of the Board and to provide instead for the annual election of all directors, by amending and restating our Certificate of Incorporation and Bylaws. The proposed Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached to this Proxy Statement as Appendix A and Appendix B, respectively.

In order to ensure a smooth transition to the new declassified Board, the amended and restated Bylaws provide that the four directors standing for election at this year’s annual meeting will stand for a one year term ending at our 2005 annual meeting, rather than for a three year term. If the proposed measure is approved by our stockholders, then commencing at our 2005 annual meeting the declassification of the Board would be complete and all our directors will be subject to election annually.

In deciding to recommend declassification of the Board, the Board considered the pros and cons of declassification and concluded that retaining a classified Board was not, at this time, in the best interest of our stockholders. The election of our Board is among the most fundamental rights of our stockholders. The Board considered the positive attributes of a classified board, including the continuity, stability and experience that a classified board could provide. The Board also considered that allowing the stockholders to vote on the performance of the entire Board, as well as individual directors, would increase the directors’ accountability to the stockholders, causing an attendant increase in management’s accountability. The Board determined that sound corporate governance practices, such as the annual election of directors and our recently adopted Corporate Governance Charter, create a higher level of accountability on both the part of management and the Board and will improve our performance over time.

The Amended and Restated Certificate of Incorporation, Sixth Article, subparagraph (c), first paragraph starting with the second sentence, shall be deleted and replaced by the following:

“The Board of Directors shall not be classified. Any director elected or appointed after the effective time of this Article shall serve for a term expiring at the next annual meeting or until their earlier resignation, death or removal. Each director elected or appointed prior to the effective time of this Article shall stand for re-election at the annual meeting of stockholders in 2005, and any director elected or appointed to fill a vacancy created by the resignation, death or removal of any such director during such term shall serve until the annual meeting of stockholders in 2005. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next annual meeting of stockholders.”

In addition, the Amended and Restated Certificate of Incorporation, Sixth Article, subparagraph (c), second paragraph, in order to delete references to classes of directors, shall be deleted and replaced by the following:

“Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto.”

The Amended and Restated Certificate of Incorporation, Sixth Article, subparagraph (d) has also been revised to allow for the removal of any or all of our directors with or without cause at any annual or special meeting of stockholders.

In addition to the above amendments, regarding the classification and removal of directors, the proposed Amended and Restated Certificate of Incorporation also includes, in the Fourth Article, the amendment approved at the annual meeting in 1993 which increased the total number of shares which we are allowed to issue from 35,000,000 to 110,000,000.

The Proposal to declassify our Board also requires that our Bylaws be amended and restated (see Appendix B attached hereto). The Amended and Restated Bylaws contain the following change to Article II, Section 2, in the first sentence, the phrase “those Directors belonging to the class or classes of directors to be elected at such meeting” is deleted and in its place is the phrase “the entire Board of Directors”. In addition, Article III, Section 1, the first paragraph, starting with the second sentence, shall be deleted in its entirety and replaced with the following:

“The Board of Directors shall not be classified. Each director of the four directors elected at the 2004 annual meeting shall be elected for a one year term expiring at the 2005 annual meeting or until their earlier resignation, death or removal. Commencing with the 2005 annual meeting, each director will be elected for a one year term which will expire at the next annual meeting. Any director elected or appointed to fill a vacancy created by the resignation, death or removal of another director during such term shall serve the remainder of such term. Directors shall not be entitled to vote as a class on any matter being voted on by the Board. In no case shall a decrease in the number of directors shorten the term of any incumbent director.”

In the second paragraph of Article III, Section 1, the phrase “and such directors so elected shall not be divided into classes pursuant to this Section 1 of this Article III unless expressly provided by such terms” shall be deleted.

In addition, Article III, Section 3 regarding the removal of directors will provide in the Amended and Restated Bylaws that our directors may be removed with or without cause by a majority vote of our stockholders at any annual or special meeting of stockholders.

Finally, Article III, Section 4, the last two sentences shall be deleted and replaced with the following: “Any director elected to fill a vacancy shall serve until the next annual meeting of stockholders.”

Under Delaware law, directors of companies that have a classified board of directors may only be removed for cause unless the Certificate of Incorporation provides otherwise. However, directors of companies that do not have a classified board, under Delaware law, may be removed with or without cause by a majority vote of the stockholders at any annual or special meeting of stockholders. Accordingly, our proposed amendments to the Amended and Restated Certificate of Incorporation and Bylaws, if approved, allow our stockholders to remove any or all directors without cause at any annual meeting after the 2004 annual meeting. Under our Bylaws, special meetings of stockholders can be called only by the Chairman, President or a majority of the Board.

The Board has unanimously approved the proposed amendment declassifying our Board. If approved by the required number of stockholders at the 2004 annual meeting, our Certificate of Incorporation and Bylaws will be amended and restated as provided in Appendix A and Appendix B, respectively, attached to this proxy statement.

If this proposal is approved by our stockholders, the four directors nominated for election at our 2004 annual meeting would serve for a term of one year, and the terms for all of our directors would end at our 2005 annual meeting. Beginning with the 2005 annual meeting, all directors would be elected for one year terms at each annual meeting and the holders of a majority of our common stock would be entitled to remove directors with or without cause. Further, any directors appointed by the Board as a result of a newly created directorship or to fill a vacancy on the Board would hold office until the next annual meeting. If approved by the stockholders, this proposal will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Vote Required and Recommendation of Board of Directors.    The affirmative vote of a majority of all outstanding shares of our common stock entitled to vote at the 2004 annual meeting will be required for approval of this proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a negative vote on this proposal. Thus, it is important that you vote your shares either at the meeting or by proxy. If the New York Stock Exchange considers this to be a routine proposal, a nominee holding shares in street name may vote for the proposal without voting instructions from the owner.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED DECLASSIFICATION OF OUR BOARD OF DIRECTORS.

INDEPENDENT AUDITORS

On June 7, 2002, our Audit Committee unanimously recommended that we retain Ernst & Young LLP, or E&Y, as our independent auditors for the fiscal year ending December 29, 2002. Our Board unanimously approved this recommendation and effective June 7, 2002, E&Y became our new independent auditors. E&Y has now audited all of our financial statements for fiscal years 2001, 2002 and 2003.

In fiscal 2002, our Board had initially appointed Arthur Andersen LLP, or Andersen, as our independent auditors for the fiscal year ending December 29, 2002. After careful review of certain circumstances regarding Andersen’s future availability to continue as independent auditors, E&Y was appointed as our auditors. The reports of Andersen on our financial statements for each of the fiscal years ended December 30, 2001 and December 31, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended December 30, 2001 and December 31, 2000 and the interim period from December 31, 2001 through June 7, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years.

We expect a representative of E&Y to appear at the annual meeting and be available to respond to appropriate questions from our stockholders.

The following fees were paid to E&Y for services rendered for each of the last two fiscal years:

	Fiscal Year Ending
	2002	2003
Audit Fees	$404,000	$820,000
Audit-Related Fees	-0-	91,000
Tax Fees	70,000	172,000
All Other Fees	-0-	-0-

Total E&Y Fees	$474,000	$1,083,000

Audit fees represent amounts paid for the audit of our annual financial statements, reviews of quarterly financial information and accounting consultations. Included in the 2003 Audit Fees is approximately $280,000 related to the audit of our financial statements for the 2001 fiscal year.

Audit-Related Fees represent amounts primarily related to agreed-upon procedures on our credit facility borrowing base and audits in connection with the divestiture of our Florida operations.

Tax fees represent amounts for tax return assistance and tax consulting primarily related to the divestiture of our Florida operations.

All of the fees paid to E&Y in fiscal 2003 were pre-approved by the Audit Committee. Our Audit Committee has considered whether the provision of services other than those described above under the heading “Audit Fees” are compatible with maintaining the independence of E&Y.

Audit Committee Pre-Approval Policies

Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies also require the Audit Committee to be informed of all services provided by the independent auditor.

ANNUAL REPORT

Our Annual Report to Stockholders for fiscal 2003 is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to us.

WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 28, 2003 (EXCLUSIVE OF EXHIBITS), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE REQUEST OF ANYONE WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK ON MARCH 25, 2004. ANY SUCH REQUEST SHALL BE IN WRITING AND ADDRESSED TO OUR SECRETARY, 600 CITADEL DRIVE, COMMERCE, CALIFORNIA 90040, TELEPHONE NUMBER (323) 869-7500.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices. The stockholder’s notice must be delivered to, or mailed and received not less than 60 days nor more than 90 days prior to the annual meeting, provided such annual meeting is held within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders. If the annual meeting is not held within 30 days before or after the anniversary date of the immediately preceding annual meeting, or is a special meeting of stockholders, then the stockholder’s notice must be delivered to, or mailed and received not later than the tenth day after the notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our Bylaws also specify certain requirements for a stockholder’s notice to be in proper written form. If we do not receive timely notice of any such proposed business, the proxy holders may not exercise discretionary authority with respect to that proposal. If we do receive timely notice of any such proposed business, the proxy holders may exercise discretionary authority with respect to that proposal but only to the extent permitted by the regulations of the Securities and Exchange Commission.

A proposal by a stockholder intended to be included in our Proxy Statement and presented at the 2004 annual meeting must be received at our principal executive offices no earlier than ninety days before the anniversary of our 2003 annual meeting and no later than sixty days before the anniversary of our 2003 annual meeting. In addition, all other conditions for such inclusion must also be satisfied.

OTHER MATTERS

We know of no other matters to be brought before the annual meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

SOLICITATION OF PROXIES

The cost of this solicitation of proxies will be borne by us. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of ours, but such persons will not receive any compensation for such services over and above their regular salaries. We will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Donald G. Alvarado

Secretary

April 16, 2004

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SMART & FINAL INC.

FIRST: The name of the Corporation is Smart & Final Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title B of the Delaware Code (the “DGCL”).

FOURTH: The total number of shares which the Corporation shall have the authority to issue is 110,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(a)    the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b)    whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited, (ii) subject to applicable law or regulation, including without limitation the rules of any securities exchange on which securities of any class of the Corporation may be listed, permit more than one vote per share, or (iii) vary among stockholders of the same class based upon such factors as the Board of Directors may determine including, without limitation, the size of a stockholder’s position and/or the length of time with respect to which such position has been held;

(c)    the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, whether any such dividends shall have the right to participate in dividend distributions made on the Common Stock, and, if so, to what extent and within what limits shall such participation occur, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d)    whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e)    the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)    whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)    whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)    the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class to be effective while any shares of such class or series of Preferred Stock are outstanding;

(i)    the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(j)    the ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(k)    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address
Catherine D. Ledyard	P.O. Box 636 Wilmington, DE 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)    The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(c)    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall not be classified. Any director elected or appointed after the effective time of this Article shall serve for a term expiring at the next annual meeting or until their earlier resignation, death or removal. Each director elected or appointed prior to the effective time of this Article shall stand for re-election at the annual meeting of stockholders in 2005, and any director elected or appointed to fill a vacancy created by the resignation, death or removal of any such director during such term shall serve until the annual meeting of stockholders in 2005. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next annual meeting of stockholders.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

(d)    Directors of the Corporation may be removed by stockholders of the Corporation with or without cause at any annual or special meeting of stockholders.

(e)    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(f)    In addition to the powers and authority herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five percent (75%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there be one, the President or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in the By-laws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of July, 1991.

    Catherine D. Ledyard

Catherine D. Ledyard

Sole Incorporator

Appendix B

AMENDED AND RESTATED

BYLAWS

OF

SMART & FINAL INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.    Registered Office.    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

Section 2.    Other Offices.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings.    Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    Annual Meetings.    The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect, in accordance with Section 1 and Section 2 of Article III of these Bylaws, by a majority vote, the entire Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3.    Special Meetings.    Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders may be called only by the Chairman of the Board, if there be one, the President or the Board of Directors pursuant to a resolution adopted by a majority of the entire board of directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 4.    Quorum.    Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.    Voting.    Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat and (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after, three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6.    List of Stockholders Entitled to Vote.    The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 7.    Stock Ledger.    The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 8.    Notice of Business.    No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 of this Article II and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8 of this Article II.

        In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-laws of the Corporation, the language of the proposed amendment, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 8 of this Article II, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 8 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

Section 1.    Number and Election of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than 13 directors, the exact number of directors shall initially be set by, and may be changed as determined from time to time by, resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall not be classified. Each director of the four directors elected at the 2004 annual meeting shall be elected for a one year term expiring at the 2005 annual meeting or until their earlier resignation, death or removal. Commencing with the 2005 annual meeting, each director will be elected for a one year term which will expire at the next annual meeting. Any director elected or appointed to fill a vacancy created by the resignation, death or removal of another director during such term shall serve the remainder of such term. Directors shall not be entitled to vote as a class on any matter being voted on by the Board. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.

Section 2.    Nomination of Directors.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 of this Article III and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2 of this Article III.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not with in thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.    Removal of Directors.    Directors of the Corporation may be removed by a majority of the stockholders of the Corporation with or without cause at any annual or special meeting of stockholders.

Section 4.    Vacancies.    Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next annual meeting of stockholders.

Section 5.    Duties and Powers.    The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 6.    Meetings.    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic facsimile or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7.    Quorum.    Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.    Actions of Board.    Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.    Meetings by Means of Conference Telephone.    Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of this Article III shall constitute presence in person at such meeting.

Section 10.    Committees.    The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 11.    Compensation.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12.    Interested Directors.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.    General.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless other wise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.    Election.    The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.    Chairman of the Board of Directors.    The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5.    President.    The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6.    Vice Presidents.    At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.    Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.    Treasurer.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9.    Assistant Secretaries.    Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.    Assistant Treasurers.    Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.    Other Officers.    Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.    Form of Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.    Signatures.    Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.    Lost Certificates.    The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.    Transfers.    Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5.    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Beneficial Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1.    Notices.    Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex or cable.

Section 2.    Waivers of Notice.    Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1.    Dividends.    Dividends upon the capital stock of the Corporation, subject to the provisions, of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.    Disbursements.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.    Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.    Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.    Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.    Authorization of Indemnification.    Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4.    Good Faith Defined.    For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 of this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which, a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.    Indemnification by a Court.    Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 of this Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.    Expenses Payable in Advance.    Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

Section 9.    Certain Definitions.    For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.    Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.    Limitation on Indemnification.    Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.    Indemnification of Employees and Agents.    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1.    Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.

REVOCABLE VOTING INSTRUCTIONS PROXY

SMART & FINAL INC.

VOTING INSTRUCTIONS TO TRUSTEE

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF SMART & FINAL INC. ON MAY 19, 2004.

THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN THE SMART & FINAL EMPLOYEE STOCK PURCHASE PLAN WHO HAVE RIGHTS IN THE COMMON STOCK.

The undersigned Participant in the Smart & Final Employee Stock Purchase Plan hereby instructs Computershare, as Trustee of the Smart & Final Employee Stock Purchase Plan, to vote all shares of Smart & Final Inc. common stock allocated to the accounts of the undersigned under the Smart & Final Employee Stock Purchase Plan, and to act in its discretion upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 19, 2004, or any adjournments thereof.

Please vote in accordance with the instructions on the reverse side of this card by May 14, 2004.

IF THIS CARD IS PROPERLY EXECUTED, THE TRUSTEE WILL VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE PROPORTIONATELY FOR PROPOSAL 1 AND FOR PROPOSAL 2.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Admission Ticket

2004 Annual Meeting of Stockholders

Wednesday, May 19, 2004 10:00 A.M.

Smart & Final Inc. Corporate Headquarters 600 Citadel Drive Commerce, California 90040

PLEASE ADMIT Non-Transferable

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR AGAINST ABSTAIN

1. Election of Directors

2. Approval of amended and restated Certificate of Incorporation and amended and restated Bylaws to allow declassification of the Board of Directors.

Nominees: FOR WITHHOLD AUTHORITY

all listed nominees to vote for all nominees listed

01 Pierre B. Bouchut, (except as indicated)

02 David J. McLaughlin,

03 Thomas G. Plaskett, and

04 Etienne Snollaerts

(INSTRUCTION: To withhold authority to vote for any nominee, cross his name out above.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2.

Signature Signature Date , 2004

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

FOLD AND DETACH HERE

PROXY PROXY

SMART & FINAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies and hereby appoints Donald G. Alvarado and Richard N. Phegley, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse hereof all shares of Common Stock, $.01 par value per share, of Smart & Final Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 2004, or any adjournments thereof, and in their discretion upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Admission Ticket

2004 Annual Meeting of Stockholders

Wednesday, May 19, 2004 10:00 A.M.

Smart & Final Inc. Corporate Headquarters 600 Citadel Drive Commerce, California 90040

PLEASE ADMIT Non-Transferable

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

Please

Mark Here

for Address Change or Comments

SEE REVERSE SIDE

FOR AGAINST ABSTAIN

1. Election of Directors

2. Approval of amended and restated Certificate of Incorporation and amended and restated Bylaws to allow declassification of the Board of Directors.

Nominees: FOR WITHHOLD AUTHORITY

all listed nominees to vote for all nominees listed

01 Pierre B. Bouchut, (except as indicated)

02 David J. McLaughlin,

03 Thomas G. Plaskett, and

04 Etienne Snollaerts

(INSTRUCTION: To withhold authority to vote for any nominee, cross his name out above.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2.

Signature Signature Date , 2004

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

FOLD AND DETACH HERE